UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         January 13, 2006
         Date of Report (Date of earliest event reported)



                        WHOLE LIVING, INC.
(Exact name of small business issuer as specified in its charter)

           Nevada                  000-26973              87-0621709
  (State of incorporation)    (Commission File No.)      (I.R.S. Employer
                                                         Identification No.)

            433 East Bay Boulevard, Provo, Utah  84606
             (Address of principal executive offices)

                          (801) 655-1000
                 (Registrant's telephone number)


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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In this current report references to "Whole Living," "we," "us," and "our"
refer to Whole Living, Inc. and its subsidiaries.

         Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Company

On January 13, 2006, the Board of Directors of Whole Living, Inc. (the "Board") filled the director vacancy on our Board by appointing Ronald K.
Williams as a director.   Mr. Williams previously served as Director,
President and CEO of Whole Living from November 1998 to October 2002. On that same date Douglas J. Burdick tendered his resignation as director and the Board designated Brenda Huang to replace him. Mr. Burdick will continue as
President of our subsidiary, Brain Garden, Inc.   On January 13, 2006, William
L. Fifield resigned as director of Whole Living and the Board designated Robert Reitz to replace him. Mr. Fifield will continue to work for Whole Living as the Vice-president of Communications. The biographies of the new directors are provided below.

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

On January 13, 2006, Douglas J. Burdick, President, and Chief Executive Officer resigned those positions and William M. Fifield resigned as Secretary/Treasurer of the company. The Board appointed the following individuals as executive officers to fill those vacancies and the directors and executive officers of the company are:

      Ronald Williams       Director, President and CEO
      Robert Reitz          Director, Secretary/Treasurer, CFO and
                            Vice-president of Finance
      Brenda Huang          Director and Vice-president of Marketing

Ronald Williams - Director, President and CEO - Mr. Williams started in the network marketing industry in the 1980's as a distributor for NuSkin International and learned the trade and business with them. He then went on to Neways International from 1992 to 1997 and became its Vice-president of Sales and Marketing. During 1997 and 1998 he was the Senior Executive at Young Living Essential Oils and later founded Whole Living in November 1998.

In May 2004 Mr. Williams launched his own company, ForeverGreen International, LLC, and that company's sales exceed $1 million per month. His focus on unique, fun and pleasurable products led to the development of an all natural health and wellness line at ForeverGreen International, LLC.

Robert Reitz - Director, CFO, Secretary, Treasurer and Vice-president Finance
- Mr. Reitz started in the network marketing industry in 1997 with Enrich International. He lived in and opened the Enrich Japan territory while working with Enrich throughout Asia, Europe and the Americas. Mr. Reitz is fluent in Japanese and also worked with markets throughout the world for Morinda/Tahitian Noni International. He developed a broad understanding of network marketing in the areas of commissions, finance, accounting, payroll, reporting, IT and human resources. Mr. Reitz has an MBA from NYU Stern School.

Brenda Huang - Director and Vice-president of Marketing - Ms. Huang's marketing experience began while managing Asian operations growth in Taiwan for Morinda, Inc. After her success in Taiwan, Brenda accepted an offer to facilitate growth of Morinda in Hong Kong, China. She is experienced in creating business presentations for a variety of countries and languages. She is fluent in Mandarin Chinese, Japanese, Cantonese, Taiwanese and English.
For the past nine years, she has worked directly with distributors in the capacities of General Manger, Sales and Marketing Manager, Customer Service and Operations Manager.


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                     Section 8 - Other Events

Item 8.01  Other Events

     Company Organization

As part of the restructuring of management, the Board has restructured the organization of the company and appointed the following individuals to serve in the following capacities.

Paul Frampton - Vice-president of Global Sales - Mr. Frampton has more than fifteen years experience in the network marketing industry and received his Bachelors and Masters degrees in accountancy from Brigham Young University. He is a Certified Public Accountant in the state of Utah and speaks fluent Spanish. He started in the network marketing industry as a public accountant at Grant Thornton where he worked directly with Utah-based network marketing firms. For the previous 11 years, he worked with Enrich/Unicity in a number of positions.

Rick Redford - Vice-president of Business Development - Mr. Redford has held positions in the health and wellness, and home-based business industry for more than ten years. He worked for companies such as NuVante, Enrich/Unicity and Weider Nutrition. He is experienced in developing business plans and leadership training programs. Mr. Redford studied Business Management at Brigham Young University and theater and the performing arts at the University of Utah.

Jerry Gray - Vice-president of Operations and Product Development - Mr. Gray has worked for such companies as InShape International and Destiny WorldWide, in the network marketing industry, both domestic and international. He studied nutrition at the University of Utah and his knowledge of effective nutritional and personal care formulas is used to ensure all products contain only the purest and most effective ingredients available.

William M. Fifield - Vice-president of Communications - Mr. Fifield was appointed Vice-president of Marketing and Communications for our subsidiary, Brain Garden, Inc., in July 2002 and became our director in 2003. He has been with Brain Garden since 1998. From 1997 to 1998 he was Director of Marketing for Young Living Essential Oils and from 1996 to 1997 he was Director of Marketing for The Story Teller. He has over 25 years experience in sales and marketing. He holds a Masters of Management from the Kellogg School of Management, Northwestern University.

Daylen Bushman - Vice-president Production - Mr. Bushman has 8 years of management, training, and operational experience in various industries, and holds a B.A in Communications from Brigham Young University. In his five year career with the Brain Garden, he has managed the warehouse, production, and purchasing. His responsibilities will be to ensure prompt and precise formulation and delivery of our products.

Chris Patterson - General Counsel - Mr. Patterson has worked as an attorney in the health and wellness industry for the past ten years. He previously served as counsel for Enrich, Rexall Showcase International and Unicity in international expansion, compliance, regulatory, intellectual property and corporate matters. Prior to joining ForeverGreen, he served as the President and CEO for Zija International, another nutritional network marketing company. Mr. Patterson holds a B.A. from the University of Utah in Political Science along with a Certificate in International Relations. He received his Juris Doctorate from Washburn University in Topeka, Kansas and he is a member of both the Utah and Kansas state bar associations.

     Acquisition Agreement

On January 13, 2006, we entered into an agreement to purchase an interest in ForeverGreen International, LLC, a Utah limited liability company ("ForeverGreen"). ForeverGreen is a network marketing company that focuses on whole foods and natural products. Pursuant to the agreement, we will issue 19,000,000 shares of restricted common stock to four members of ForeverGreen in exchange for 2,300,000 membership interest units. We will provide further information in a Current Report on Form 8-K after the transaction is closed.


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     Recapitalization

On January 13, 2006, the Board authorized a 15-to-1 reverse split of our common stock, with any fractional shares of 0.5 or greater to be issued one share of common. The Board is taking the necessary steps to obtain shareholder approval by written consent for this corporate action and anticipates the reverse will become effective within the next 60 days.





                            SIGNATURES

In accordance with the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                  WHOLE LIVING, INC.

                                   /S/ Ronald Williams
Date: January 13, 2006        By: _________________________________________
                                  Ronald Williams, President




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